                                                                    EXHIBIT 4.12


              CERTIFICATE OF POWERS, DESIGNATIONS AND PREFERENCES
                   FOR SERIES C CONVERTIBLE PREFERRED STOCK

                        Pursuant to Section 151 of the
               General Corporation Law of the State of Delaware


     The Eastwind Group, Inc. (the "Company"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Act"), does hereby certify that pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Company, by action taken on June 24, 1998, adopted the following resolution, each resolution remains in full force and effect as of the date hereof:

     RESOLVED, that pursuant to the authority vested in the Board of Directors of the Company pursuant to the Act and the Corporation's Certificate of Incorporation, the Company is authorized to issue, out of the 3,000,000 shares of Preferred Stock of the Company authorized in its Certificate of Incorporation, a series of Preferred Stock to be designated as "Series C Convertible Preferred Stock", $.10 par value per share, with the following powers, designations, preferences and special rights:

     1.   Designation, and Amount.  750 shares of preferred stock, $.10 par
          -----------------------
value per share, shall constitute a series of such preferred stock designated as "Series C Convertible Preferred Stock" (the "Series C Convertible Preferred Stock").

     2.   Dividends.
          ---------

          (a) The holders of the Series C Convertible Preferred Stock shall be entitled to receive out of any assets legally available therefor cumulative dividends at the rate of $60 per share per annum, accrued daily and payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, in preference and priority to any payment of any dividend on the Common Stock or any other class or series of stock of the Corporation, subject to the rights of the Series A Preferred Stock, $.10 par value per share (the "Series A Shares"), set forth in the Certificate of Powers, Designations, Preferences And Special Rights of Series A Preferred Stock filed with the Secretary of State of the State of Delaware (the "Series A Certificate") on May 10, 1996, pursuant to
Section 151 of the General Corporation Law of the State of Delaware. Such dividends shall accrue on any given share from the day of original issuance of such share and shall accrue from day to day whether or not earned or declared. If at any time dividends on the outstanding Series C Convertible Preferred Stock at the rate set forth above shall not have been paid or declared and set apart for payment with respect to all preceding periods, the amount of the deficiency shall be fully paid or declared and set apart for payment but without interest, before any distribution, whether by way of dividend or otherwise, shall be declared or paid upon or set apart for the shares of any other class or series of stock of the Company.

          (b) Any dividend payable on a dividend payment date may be paid, at the option of the Company, either (i) in cash or (ii) in shares of Series C Convertible Preferred Stock, valued at

$1,000.00 per share, if the Common Stock issuable upon conversion of such shares has been registered for resale under the Securities Act of 1933, as amended (the "Act"), and the registration statement including a current prospectus with respect thereto remains in effect at the date of delivery of such shares, and if the Company shall have given written notice of its intention to pay such dividend in stock to all holders of the Series C Convertible Preferred Stock at least ten (10) days before the record date for such dividend.

     3.   Liquidation Preference; Redemption.
          ----------------------------------

          (a) In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of the Series C Convertible Preferred Stock shall be entitled to receive prior and in preference to any distribution of any assets of the Company to the holders of any other class or series of shares, subject to the rights of the Series A Shares as set forth in the Series A Certificate, the amount of $1,000 per share plus any accrued but unpaid dividends (the "Liquidation Preference").

          (b) A consolidation or merger of the Company with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the Company (other than a sale or transfer to a wholly-owned subsidiary or the Company), shall, at the option of the holders of the Series C Convertible Preferred Stock, be deemed a liquidation, dissolution or winding up within the meaning of this Section 3 if the shares of stock of the Company outstanding immediately prior to such transaction represent immediately after such transaction less than a majority of the voting power of the surviving corporation (or of the acquirer of the Company's assets in the case of a sale of assets). Such option may be exercised by the vote or written consent of holders of a majority of the Series C Convertible Preferred Stock at any time within thirty (30) days after written notice (which shall be given promptly) of the essential terms of such transaction shall have been given to the holders of the Series C Convertible Preferred Stock in the manner provided by law for the giving of notice of meetings of shareholders.

          (c) The Company may, at its option, cause all or part of the outstanding shares of the Series C Convertible Preferred Stock to be redeemed at $1,200 per share of Series C Convertible Preferred Stock plus all accrued but unpaid dividends; provided the Company has given notice of its intention to redeem to the holders of the Series C Convertible Preferred Stock at least five
(5) days prior to the redemption date. Promptly after the end of such period, the Company shall pay such holders by cashier's check or wire transfer in immediately available funds such amount and the holders shall thereupon surrender the certificate or certificates representing the Series C Convertible Preferred Stock to be redeemed, duly endorsed, at the office of the Company or of any transfer agent for such shares, or at such other place designated by the Company.

          (d) If any conversion of Series C Convertible Preferred Stock, when aggregated with all prior conversions will cause the Company to issue a number of shares of Common Stock which exceeds twenty percent (20%) of the shares of Common Stock then issued and outstanding the Company shall redeem such number of shares of Series C Convertible Preferred Stock as is necessary to limit such issuance of Common Stock to twenty percent (20%) of the shares of Common Stock then issued and outstanding, unless the Company has previously obtained stockholder approval to issue in excess of twenty percent (20%) of the shares of Common Stock then issued and outstanding. If a redemption will occur pursuant to the foregoing, the Company shall pay such holders by cashier's check or wire transfer in immediately available funds the amount of $1,200 per share of Series C Convertible Preferred Stock plus all accrued but unpaid dividends. Promptly thereafter, the holders shall surrender the certificate or certificates representing the Series C Convertible Preferred Stock, duly endorsed at the office of the Company or of any transfer agent for such shares, or at such other place designated by the Company.

     4.   Series C Convertible Preferred Stock - Forced Conversion
          --------------------------------------------------------

          (a) The Company may, at its option, cause all outstanding shares of the Series C Convertible Preferred Stock to be converted into Common Stock at any time beginning on July 1, 2000, on at least twenty (20) days' advance notice, at a conversion price determined as set forth in Section 5 hereof (the "Conversion Price") as of the date specified in such notice (the "Conversion Date") and otherwise on the terms set forth in Section 5 hereof; provided, that the Company may not exercise such right of conversion unless (i) the Closing Price (last trade price) of the Common Stock as reported by NASDAQ for the twenty (20) consecutive trading days prior to the date the Conversion Notice is mailed has not on any day been less than one hundred forty percent (140%) of the last trade price of the Company's Common Stock on the day of Closing (subject to adjustment for stock dividends, stock splits and reverse stock splits), and (ii) the shares issuable upon conversion of the Series C Convertible Preferred Stock are registered for resale by an effective Registration Statement which became effective not more than one hundred twenty (120) days after the date of issuance of the Series C Convertible Preferred Stock, and a current prospectus meeting the requirements of Section 10 of the Act is available for delivery at the Conversion Date.

          (b) At least twenty (20) days prior to the Conversion Date, written notice (the "Conversion Notice") shall be mailed, first class postage prepaid, by the Company to each holder of record of the Series C Convertible Preferred Stock, at the address last shown on the records of the Company for such holder, notifying such holder of the conversion which is to be effected, specifying the Conversion Date and calling upon each such holder to surrender to the Company, in the manner and at the place designated, a certificate or certificates representing the number of shares of Series C Convertible Preferred Stock held by such holder. Subject to the provisions of the following subsection (c), on or after the Conversion Date, each holder of Series C Convertible Preferred Stock shall surrender to the Company the certificate or certificates representing the shares of Series C Convertible Preferred Stock owned by such holder as of the Conversion Date, in the manner and at the place designated in the Conversion Notice, and thereupon the shares issuable upon such conversion shall be delivered as provided in Section 5 (b) hereof.

          (c) If, on the Conversion Date, the registration condition specified in clause (ii) of subsection (a) shall not be satisfied, then no shares shall be converted and the Conversion Notice shall be deemed to be withdrawn. In such event, any certificates for Series C Convertible Preferred

Stock which have been surrendered for conversion shall be returned to the persons surrendering the same; provided, however, that if a holder has received shares of Common Stock upon conversion of Series C Convertible Preferred Stock after the Conversion Notice was given but before the Conversion Date, such holder may elect either to retain such Common Stock or rescind such conversion by tendering such shares of Common Stock to the Company.

          (d) On the second anniversary of the issuance of the Series C Convertible Preferred Stock, all then outstanding shares of Series C Convertible Preferred Stock shall be automatically converted into Common Stock at the Conversion Price and otherwise pursuant to the applicable provisions set forth in Section 5 hereof.

     5.  Series C Convertible Preferred Stock - Optional Conversion. The holders
         ----------------------------------------------------------
of the Series C Convertible Preferred Stock shall have optional conversion rights as follows:

         (a)  Right to Convert.  Shares of Series C Convertible Preferred Stock
              ----------------
shall become convertible, at the option of the holder thereof, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing (A) the Liquidation Preference of the Series C Convertible Preferred Stock determined pursuant to Section 3 hereof on the date the notice of conversion is given, by (B) the Conversion Price determined as hereinafter provided in effect on the applicable conversion date.

         (b)  Mechanics of Conversion.  To convert shares of Series C
              -----------------------
Convertible Preferred Stock into shares of Common Stock, the holder shall give written notice to the Company (which notice may be given by facsimile transmission) that such holder elects to convert the shares and shall state therein date of the conversion, the number of shares to be converted and the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. Promptly thereafter, the holder shall surrender the certificate or certificates representing the shares to be converted, duly endorsed, at the office of the Company or of any transfer agent for such shares, or at such other place designated by the Company; provided, that the holder shall not be required to deliver the certificates representing such shares if the holder is waiting to receive all or part of such certificates from the Company. The Company shall, immediately upon receipt of such notice issue and deliver to or upon the order of such holder, against delivery of the certificates representing the shares which have been converted, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled and such certificate or certificates shall not bear any restrictive legend; provided (A) the Common Stock evidenced thereby are sold pursuant to an effective registration statement under the Act, (B) the holder provides the Company with an opinion of counsel reasonably acceptable to the Company to the effect that a public sale of such shares may be made without registration under the Act, or (C) such holder provides the Company with reasonable assurance that such shares can be sold free of any limitations imposed by Rule 144, promulgated under the Act. The Company shall cause such issuance and delivery to be effected within three (3) business days and shall transmit the certificates by messenger or overnight delivery service to reach the address designated by such holder within three (3) business days after the receipt of such notice. The notice of conversion may be given by a holder at any time during the day up to

5:00 p.m., Philadelphia, Pennsylvania time, and such conversion shall be deemed to have been made immediately prior to the close of business on the date such notice of conversion is given (a "conversion date"). The person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock at the close of business on such date.

          (c) Conversion, Redemption and Note Delivery Required.  The Company
              -------------------------------------------------
acknowledges and understands that a delay in the issuance of the Common Stock upon conversion or pursuant to a redemption according to the provisions hereof could result in economic loss to the holders of the Series C Convertible Preferred Stock. As compensation to any holder when the Company has failed with respect to such holder to comply with the Company's obligations hereunder, and not as a penalty, the Company shall pay to such holder liquidated damages of an amount equal to: (i) two percent (2%) of the total Purchase Price of Shares for the first thirty (30) day period after the date on which the Common Stock should have been issued by the Company (i.e., the end of the three (3) business day period described in Subsection (b)), shares of Series C Convertible Preferred Stock redeemed by the Company or Promissory Note delivered to holder (i.e. the end of the three (3) business day period described in Subsection (d)), as applicable; plus (ii) an amount equal to three percent (3%) of the total Purchase Price of Shares for each subsequent thirty (30) day period thereafter. Amounts payable shall be pro-rated daily as to a period of less than thirty (30) days. Such amounts shall be paid to the holder at the end of each month in which such amounts have accrued. Payment shall be made immediately by cashier's check or wire transfer in immediately available funds to such account as shall be designated in writing by the holder. Each holder shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions hereof and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which a holder may be entitled by law or equity.

          (d) Determination of Conversion Price.
              ---------------------------------

              (i) The "Conversion Price" for purposes of hereof shall be equal to eighty two percent (82%) of the average of the closing bid prices of the Common Stock as reported by NASDAQ during the five (5) consecutive trading days preceding the conversion date (but not including such date); provided however,
                                   ---
that in no event may the Conversion Price be more than two dollars ($2.00) per share (the "Maximum Conversion Price") or less than eighty-four cents ($0.84) per share of Common Stock (the "Minimum Conversion Price"). If, but for this
Section 5 (d)(i), the Conversion Price would have been below eighty-four cents ($0.84) per share, the Company shall pay the holder by delivering to holder a Promissory Note, in the form attached hereto as Schedule I and incorporated herein by reference, bearing the principal amount equal to the difference between (A) the number of shares of Common Stock that would have been issued at the amount the Conversion Price would have been but for this Section 5 (d)(i) multiplied by 100% of the closing bid price of the Common Stock on the trading day immediately preceding the conversion date as determined in accordance with the Subsection (d) (the later amount being referred to herein as the "Conversion Date Price"), minus (B) the number of shares of Common Stock actually issued pursuant to the conversion multiplied by the Conversion Date Price.

              (ii) The "closing bid price" of the Common Stock on a trading day shall be the closing bid price of the Common Stock on the NASDAQ Small Cap Market or any other principal securities price quotation system or market on which prices of the Common Stock are reported. The term "trading day" means a day on which trading is reported on the principal quotation system or market on which prices of the Common Stock are reported.

          (e) Distributions. If the Company shall at any time or from time to
              -------------
time make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company or any of its subsidiaries other than additional shares of Common Stock, then in each such event provision shall be made so that the holders of Series C Convertible Preferred Stock shall receive, upon the conversion thereof, the securities of the Company which they would have received had they been the owners on the date of such event of the number of shares of Common Stock issuable to them upon conversion.

          (f) Certificates as to Adjustments.  Upon the occurrence of any
              ------------------------------
adjustment or readjustment of the Conversion Price, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and cause the independent public accountants regularly employed to audit the financial statements of the Company to verify such computation and prepare and furnish to each holder of Series C Convertible Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of Series C Convertible Preferred Stock, furnish or cause to be furnished to such holder a like certificate prepared by the Company setting forth (i) such adjustments and readjustments and (ii) the number of other securities and the amount, if any, of other property which at the time would be received upon the conversion of Series C Convertible Preferred Stock with respect to each share of Common Stock received upon such conversion.

          (g) Notice of Record Date.  In the event of any taking by the Company
              ---------------------
of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any security or right convertible into or entitling the holder thereof to receive additional shares of Common Stock, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Company shall mail to each holder of Series C Convertible Preferred Stock at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution, security or right and the amount and character of such dividend, distribution, security or right.

          (h) Issue Taxes.  The Company shall pay any and all issue and other
              -----------
taxes, excluding any income, franchise or similar taxes, that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Series C Convertible Preferred Stock pursuant hereto; provided, however, that the Company shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

          (i) Reservation of Stock Issuable Upon Conversion.  The Company shall
              ---------------------------------------------
at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series C Convertible Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series C Convertible Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series C Convertible Preferred Stock, the Company will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain any requisite shareholder approval.

          (j) Fractional Shares.  No fractional shares shall be issued upon the
              -----------------
conversion of any share or shares of Series C Convertible Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series C Convertible Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock the Company shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors of the Company or an authorized Committee thereof).

          (k) Notices.  Any notice required by the provisions of this Section to
              -------
be given to the holders of shares of Series C Convertible Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at its address appearing on the books of the Company.

          (l) Reorganization or Merger.  In case of any reorganization or any
              ------------------------
reclassification of the capital stock of the Company or any consolidation or merger of the Company with or into any other corporation or corporations or a sale of all or substantially all of the assets of the Company to any other person (other than a sale or transfer to a wholly owned subsidiary of the Company), and the holders of Series C Convertible Preferred Stock do not elect to treat such transaction as a liquidation, dissolution or winding up as provided in Section 3 hereof, then, as part of such reorganization, consolidation, merger or sale, provision shall be made so that each share of Series C Convertible Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property (including cash) to which a holder of the number of shares of Common Stock deliverable upon conversion of such share of Series C Convertible Preferred Stock would have been entitled upon the record date of (or date of, if no record date is fixed) such event, and, in any case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of the Series C Convertible Preferred Stock, to the end that the provisions set forth herein shall thereafter be applicable as nearly as equivalent as is practicable, in relation to any shares of stock or the securities or property (including cash) thereafter deliverable upon the conversion of the shares of Series C Convertible Preferred Stock.

     6.   Re-issuance of Certificates.  In the event of a conversion (or, if
          ---------------------------
applicable, redemption) of Series C Convertible Preferred Stock in which less than all of the shares of Series C Convertible Preferred Stock of a particular certificate are converted or redeemed, as the case may be, the Company shall promptly without delay cause to be issued and delivered to the holder of such certificate, a certificate representing the remaining shares of Series C Convertible Preferred Stock which have not been so converted or redeemed.

     7.   Other Provisions.  For all purposes of this Resolution, the term "date
          ----------------
of issuance" and the terms "Closing" of "Closing Date" shall mean the day on which shares of the Series C Convertible Preferred Stock are first issued by the Company. Any provision herein which conflicts with or violates any applicable usury law shall be deemed modified to the extent necessary to avoid such conflict or violation. The term "NASDAQ" herein refers to the principal market on which the Common Stock of the Company is traded. If the Common Stock is listed on a securities exchange, or if another market becomes the principal market on which the Common Stock is traded or through which price quotations for the Common Stock are reported, the term "NASDAQ" shall be deemed to refer to such exchange or other principal market.

     8.   Restrictions and Limitations.  The Company shall not undertake the
          ----------------------------
following actions without the consent of the holders of a majority of the Series C Convertible Preferred Stock: (i) modify its Certificate of Incorporation or Bylaws so as to amend or change any of the rights, preferences, or privileges of the Series C Convertible Preferred Stock, (ii) authorize or issue any other preferred equity security senior to or on a parity with the Series C Convertible Preferred Stock as to dividends, liquidation preferences, conversion rights, redemption rights or other rights, preferences or privileges for a period of one hundred twenty (120) days after Closing, as applicable, or (iii) purchase or otherwise acquire for value any Common Stock or other equity security of the Company either junior or senior to or on a parity with the Series C Convertible Preferred Stock while there exists any arrearage in the payment of cumulative dividends hereunder other than redemptions of stock from terminating employees pursuant to contractual rights in favor of the Company, subject to the rights of the Series A Shares as set forth in the Series A Certificate.

     9.   Voting Rights   Except as provided herein or as provided for by law,
          -------------
the Series C Convertible Preferred Stock shall have no voting rights.

     10.  Attorneys' Fees.  Any holder of Series C Convertible Preferred Stock
          ---------------
shall be entitled to recover from the Company the reasonable attorneys' fees and expenses incurred by such holder in connection with enforcement by such holder of any obligation of the Company hereunder.

     11.  No Adverse Actions.  The Company shall not in any manner, whether by
          ------------------
amendment of the Certificate of Incorporation (including, without limitation, any vote establishing a class or series of stock), merger, reorganization, re-capitalization, consolidation, sales of assets, sale of stock, tender offer, dissolution or otherwise, take any action, or permit any action to be taken, solely or primarily for the purpose of increasing the value of any class of stock of the Company if the effect of such action is to reduce the value or security of the Series C Convertible Preferred Stock.

     FURTHER RESOLVED, that, before the Company shall issue any shares of Series C Convertible Preferred Stock, a certificate pursuant Section 151 of the General Corporation Law of the State of Delaware shall be made, executed and acknowledged, filed and recorded in accordance with the provisions of Section 103 and 151 of the General Corporation Law of the State of Delaware, and the proper officers of the Company be, and hereby are, authorized and directed to do all acts and things that may be necessary or proper in their opinion to carry into effect the purposes and intent of this and the foregoing resolutions.

     IN WITNESS WHEREOF, the Company has caused this Certificate to be signed in its name and on its behalf and attested on this 24th day of June, 1998 by a duly authorized officer of this Company.

                              THE EASTWIND GROUP, INC.



                              By: /s/ William B. Miller
                                  -------------------------------------
                                  William B. Miller, Senior Vice President
                                  and CFO

                                                                      SCHEDULE I
                                                                  TO RESOLUTIONS

                         PROMISSORY NOTE (the "Note")

DATE:_______________, 199__

MAKER: The Eastwind Group, Inc.

MAKER'S MAILING ADDRESS:           100 Four Falls Corporate Center, Suite 305
                                   West Conshohocken, Pennsylvania 19428

PAYEE:

PLACE FOR PAYMENT:

PRINCIPAL AMOUNT: $__________________________

ANNUAL INTEREST RATE ON UNPAID PRINCIPAL FROM DATE: Twelve percent (12%).

ANNUAL PAST DUE INTEREST RATE ON UNPAID PRINCIPAL FROM MATURITY TO PAYMENT:
Eighteen percent (18%).

TERMS OF PAYMENT: Principal and interest shall be due and payable in six (6) equal consecutive monthly payments of $____________ (based on a six (6) month amortization) with the first payment being due and payable on the first day of
______________.

The Maker promises to pay to the order of Payee at the place for payment and according to the terms of payment the outstanding principal and accrued interest at the rates stated above. All unpaid amounts owing on this Note shall be due by the final scheduled payment date of ________________.

ADDITIONAL PROVISIONS:

     If Maker defaults in the payment of this Note, or in any instrument securing or collateral to it, then Payee may declare the unpaid principal balance of this Note and all accrued interest immediately due and payable. Maker and each surety, endorser, and guarantor or other party liable for the payment of any sums of money payable on this Note severally waive all demands for payment, presentations for payment, notices of dishonor, notices of intention to accelerate maturity, notices of acceleration of maturity, protests, and notices of protest, to the extent permitted by law.

     If this Note or any instrument securing or collateral to it is given to an attorney for collection or enforcement, or if suit is brought for collection or enforcement, or if it is collected or enforced through probate, bankruptcy, or other judicial proceeding then Maker shall pay Payee all costs of collection and enforcement, including reasonable attorneys fees and court costs, in addition to other amounts due.

     Interest on the debt evidenced by this Note shall not exceed the maximum amount of non-usurious interest that may be contracted for, taken, reserved, charged or received under law, any interest in excess of that maximum amount shall be credited on the principal of the debt or, if that has been paid, refunded. On any acceleration or required or permitted prepayment, any such excess shall be canceled automatically as of the acceleration or prepayment or, if already paid, credited on the principal of the debt or, if the principal of the debt has been paid, refunded. This provision overrides other provisions in this and all other instruments concerning the debt.

     When the context requires, singular nouns and pronouns include the plural.

     This Note is to be governed and construed in accordance with the laws of the State of Texas.


     MAKER, FOR GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, (i) hereby irrevocably submits to the jurisdiction of the United States District Court and other courts of the United States sitting in Texas for the purposes of any suit, action or proceeding arising out of or relating to this Agreement and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. MAKER consents to process being served in any such suit, action or proceeding by mailing a copy thereof to MAKER at the address and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this paragraph shall affect or limit any right to serve process in any other manner permitted by law.

     Executed as of date first above written.

                              The Eastwind Group, Inc., a Delaware corporation

                         By:____________________________________________________
                         Name of Authorized Officer:____________________________
                         Title:_________________________________________________

                                       2